UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2020

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd.

Bristol, Tennessee 37620

(Address of Principal Executive Offices, zip code)

(423) 573-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2020, Daniel J. Geiger, John E. Lushefski and Emily S. Medine, members of the Board of Directors (the “Board”) of Contura Energy, Inc. (the “Company”), resigned from the Board. None of the resignations was as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with these resignations, the Board has changed the size of the Board to three members, while reserving the ability to increase the Board’s size and appoint one or more additional members in the future, and, among other committee changes, has appointed Scott D. Vogel, a current member of the Board, to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

As a result of Mr. Geiger’s and Mr. Lushefski’s resignations from the Board and the appointment of Mr. Vogel as a member of the Audit Committee, the number of directors currently serving on the Audit Committee of the Board has been reduced to two, rendering the Company noncompliant with New York Stock Exchange Listing Rule 303A.07(a) (“Rule 303A.07(a)”), which requires that the Audit Committee be composed of a minimum of three independent members.

On November 20, 2020, the Company advised the New York Stock Exchange of Mr. Geiger’s and Mr. Lushefski’s resignations from the Board and the appointment of Mr. Vogel as a member of the Audit Committee, and the consequences with regard to compliance with Rule 303A.07(a) and the Company’s intention to regain compliance with Rule 303A.07(a) as soon as reasonably practicable.

The Board is currently in the process of identifying one or more qualified candidates to serve on the Audit Committee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the press release announcing the aforementioned resignations is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Contura Energy, Inc. dated November 20, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2020

Contura Energy, Inc.

By:	/s/ C. Andrew Eidson
Name: Andrew Eidson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of Contura Energy, Inc. dated November 20, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).